UNITED STATES SECURITIES AND
                               EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) April 27, 2009

                              PICKFORD MINERALS INC.
             (Exact name of registrant as specified in its charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

                                   333-149617
                            (Commission File Number)

                                   98-0471927
                       (IRS Employer Identification No.)

        4620 888 3RD STREET SW, SUITE 1000, CALGARY, ALBERTA     T2P 5C5
             (Address of principal executive offices and Zip Code)

                                  403.561.9535
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01     ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On April 27, 2009, the Company agreed to acquire all the issued and outstanding shares of Novagen Solar (Canada) Ltd., a Canadian corporation ("Novagen"). Novagen is engaged in the business of selling solar energy modules and other photovoltaic products.

Under the terms of the agreement, the Company will issue 6,000,000 common shares at $0.01 per share to all the shareholders of Novagen. One of the shareholders of Novagen has the right, but not the obligation, to receive a non-interest bearing convertible debenture for $30,000 in lieu of receiving 3,000,000 shares, convertible in whole or in part by the holder at $0.01 per share after 61 days notice. The proposed acquisition is subject to the Company securing $200,000 in debt financing before the closing date of May 20, 2009. If the acquisition of Novagen closes, the shareholders of Novagen will own 33% of our issued and outstanding shares, on a fully diluted basis.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PICKFORD MINERALS INC.



/s/ Fidel Thomas
Fidel Thomas, CEO and Director
Date: April 30, 2007